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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF ULTRATECH STEPPER, INC.

    The following is a list of Ultratech Stepper Inc.'s subsidiaries including their jurisdiction of incorporation as of December 31, 2000:

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SUBSIDIARIES                                                 JURISDICTION OF INCORPORATION
------------                                                 -----------------------------
Integrated Lithography Systems, Inc.                         Korea
Integrated Semiconductor Solutions, Ltd.                     United Kingdom
Ultratech Stepper International, Inc.                        State of Delaware, USA
Ultratech Stepper UK Limited                                 United Kingdom
Ultratech Stepper Foreign Sales Corp.                        Barbados
Ultratech Kabushiki Kaisha                                   Japan
Ultratech Stepper East, Inc. (formerly UTS Acquisition       State of Delaware, USA
  Sub, Inc., Ultratech Capital, Inc. and Ultratech Stepper
  Capital, Inc.)
Ultratech Stepper (Thailand) Co. LTD.                        Thailand
U.S. Advanced Lithography LLC                                State of Delaware, USA
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